Exhibit 4.108

DEED OF AMENDMENT

This DEED OF AMENDMENT (this “Deed”) is dated December 30, 2022 by and among:

(i)	iQIYI, Inc, a Cayman Islands incorporated company listed on NASDAQ under the ticker IQ (the “Company”);

(ii)

PAGAC IV-1 (Cayman) Limited, an exempted company incorporated in Cayman Islands, with the registered address at P.O. Box 472, Harbour Place, 2nd Floor, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands (“PAG Asia”); and

(iii)

PAG Pegasus Fund LP, an exempted limited partnership established and registered under the laws of the Cayman Islands, with the registered address at P.O. Box 472, Harbour Place, 2nd Floor, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands (“PAG Pegasus”).

Each of the parties to this Deed is referred herein individually as a “Party”, and collectively as the “Parties”.

RECITALS

A.	The Parties hereto entered into an investment agreement dated August 30, 2022 (the “Investment Agreement”).

B.	PAG Pegasus intends to transfer all of its rights and obligations under the Investment Agreement to PAG Asia.

C.	The Parties also intend to enter into this Deed to effect certain amendments to the Investment Agreement.

NOW, THEREFORE, the Parties intending to be legally bound hereto, hereby agree as follows and intend that this Deed shall take effect as a deed:

1.	Definitions

All capitalized terms used herein and not otherwisedefined shall have the meaning ascribed to such terms in the Investment Agreement.

2.	Novation

Effective from the date hereof:

2.1.	PAG Pegasus transfers all its rights and obligations under the Investment Agreement to PAG Asia;

2.2.	PAG Asia assumes all the rights, benefits, obligations and responsibilities of PAG Pegasus under the Investment Agreement;

2.3.

PAG Pegasus ceases to be party to the Investment Agreement, and all obligations and responsibilities of PAG Pegasus towards the Company thereunder and all obligations and responsibilities of the Company towards PAG Pegasus thereunder are released.

3.	Amendment to Investment Agreement

3.1.	Each Party agrees that the following definitions of the Investment Agreement shall be amended and restated in its entirety as follows, for the purposes of the Transaction Documents:

a.	“Security Documents” means the list of documents as set forth in Schedule 1 of this Deed, as may be amended, restated and supplemented from time to time.

b.	“Collateral Arrangements” shall mean all the arrangements in relation to the Collateral Package as set forth in the Security Documents.

c.

“Collateral Package” shall mean the guarantee and security interests created by and constituted under the Security Documents, with a value not lower than (i) 130% of the total principal amount of the Notes held by the Investor or its Affiliates, prior to the exercise of the Oversubscription Right, and (ii) 120% of the total principal amount of the Notes held by the Investor or its Affiliates, after the exercise of the Oversubscription Right (the thresholds under clause (i) and (ii), the “Value Thresholds”).

3.2.	Each Party agrees that Section 4.10(a)(i) of the Investment Agreement shall be amended and restated in its entirety as follows:

Any default by the Company or any Subsidiary of the Company under the Security Documents in any of its obligations under the Security Documents, which, per opinion of counsel, materially and adversely affects the enforceability, validity or priority of the applicable Lien on the Collateral Package or which materially and adversely affects the condition or value of the Collateral Package or the security interest under the Security Documents, taken as a whole, in each case, which, is either not curable or has not been remedied within thirty (30) days after written notice from the Investor; other than any limitation set out in Schedule III agreed as part of the Collateral Arrangement.

3.3.	Each Party agrees that Section 4.6(b) of the Investment Agreement is no longer applicable and shall be deleted in its entirety.

4.	Miscellaneous

4.1.	This Deed shall have legal and binding effect on the Parties immediately upon the execution of this Deed by each Party.

4.2.

This Deed is supplemental to and amends the Investment Agreement. With effect from the date hereof, all references to “this Agreement” in the Investment Agreement shall be deemed as references to such Investment Agreement as amended and modified hereby. Other than as amended by this Deed, the Investment Agreement shall remain in full force and effect.

4.3.	This Deed shall be governed by and its provisions construed and enforced in accordance with the laws of Hong Kong without regard to the conflict of laws principles thereof.

4.4.

Section 1.2 (General Interpretative Principles) and Article VII (Miscellaneous) of the Investment Agreement shall apply mutatis mutandis to this Deed as if references therein to “this Agreement” were references to this Deed.

[Signature pages to follow]

IN WITNESS WHEREOF, this Deed has been executed as a deed by or on behalf of the parties and is intended to be and is hereby delivered as a deed on the date first above written.

EXECUTED AND DELIVERED AS A DEED by	)
iQIYI, Inc	)
a company incorporated in the Cayman Islands,	)
by	)
)
being a person who, in accordance with the laws of that jurisdiction, is acting under the	)
authority of the company	)
)
in the presence of:	)
)
)
/s/ Yu Gong
Signature of authorized person

Director
Office held

Yu Gong
Name of authorized person

Signature of witness:	/s/ Yuwei Sui
Name of witness:	Yuwei Sui

Address:	3F, iQIYI Youth Center Yoolee Plaza, No. 21, North Road of Workers Stadium, Chaoyang District, Beijing, PRC

Occupation:	Legal Manager

[Signature Page to Deed of Amendment]

IN WITNESS WHEREOF, this Deed has been executed as a deed by or on behalf of the parties and is intended to be and is hereby delivered as a deed on the date first above written.

EXECUTED AND DELIVERED AS A DEED by	)
PAGAC IV-1 (CAYMAN) LIMITED	)
a company incorporated in the Cayman Islands,	)
by	)
)
being a person who, in accordance with the laws of that jurisdiction, is acting under the	)
authority of the company	)
)
in the presence of:	)
)
)
/s/ Koichi Ito
Signature of authorized person

Director
Office held

Koichi Ito
Name of authorized person

Signature of witness:	/s/ Yuki Kobayashi
Name of witness:	Yuki Kobayashi

Address:	Toranomon Towers Office 20F, 4-1-28 Toranomon, Minato-ku, Tokyo 105-0001 JAPAN

Occupation:	Executive Assistant

[Signature Page to Deed of Amendment]

IN WITNESS WHEREOF, this Deed has been executed as a deed by or on behalf of the parties and is intended to be and is hereby delivered as a deed on the date first above written.

EXECUTED AND DELIVERED AS A DEED by	)
PAG PEGASUS FUND LP	)
a company incorporated in the Cayman Islands,	)
by	)
)
being a person who, in accordance with the laws of that jurisdiction, is acting under the	)
authority of the company	)
)
in the presence of:	)
)
)
/s/ JON ROBERT LEWIS
Signature of authorized person

DIRECTOR
Office held

JON ROBERT LEWIS
Name of authorized person

Signature of witness:	/s/ AGNES IP
Name of witness:	AGNES IP

Address:	33F., THREE PACIFIC PLACE, 1 QUEEN’s ROAD EAST, HONG KONG

Occupation:	EXECUTIVE ASSISTANT

[Signature Page to Deed of Amendment]

Schedule 1 List of Security Documents